Exhibit 99.2

INSTRUMENTO PARTICULAR DE CONTRATO DE COMPRA E VENDA DE AÇÕES

Pelo presente instrumento particular, as partes, de um lado,

MARFRIG GLOBAL FOODS S.A., sociedade anônima constituída e existente de acordo com as leis do Brasil, com sede na Cidade de São Paulo, Estado de São Paulo, na Av. Queiroz Filho, n° 1.560, Bloco 5, Torre Sabia, 3° andar, Sala 301, Bairro Vila Hamburguesa, CEP 05319-000, inscrita no Cadastro Nacional de Pessoas Jurídicas do Ministério da Economia (“CNPJ”) sob o n° 03.853.896/0001-40, neste ato representada na forma de seus atos constitutivos (“Compradora”); e de outro lado,

BANCO J.P. MORGAN S.A., instituição financeira constituída de acordo com as leis do Brasil, com sede na Cidade de São Paulo, Estado de São Paulo, na Avenida Brigadeiro Faria Lima, n° 3729, 6° (parte), 10° (parte), 11°, 12° (parte), 13° (parte), 14°, e 15° andares, inscrita no CNPJ sob o n° 33.172.537/0001-98, neste ato representada nos termos de seus atos constitutivos (“Vendedor” e, em conjunto com a Compradora, as “Partes”);

CONSIDERANDO QUE:

(i)         a Compradora e o JPMorgan Chase Bank N.A. (ou uma de suas afiliadas), celebrarão um determinado contrato de empréstimo (loan agreement) ( “Contrato de Empréstimo”), segundo os quais certos empréstimos, em moeda estrangeira, serão colocados à disposição da Compradora, sujeito a determinadas condições precedentes, de modo a viabilizar a compra, pela Compradora, de determinadas ações ordinárias de emissão da BRF S.A., uma sociedade por ações constituída de acordo com as leis do Brasil (“BRF”);

(ii)        em 20 de maio de 2021, o Vendedor e a Compradora celebraram um determinado contrato global de derivativo (e apêndice), que regulará a realização de operações de derivativos de opção de venda e opção de compra entre o Vendedor e a Compradora com o fim de proteção a variações de preço das Ações (conforme definido abaixo) (“Operações de Derivativos”);

(iii)       para se proteger dos riscos financeiros decorrentes das Operações de Derivativos referenciadas nas ações da BRF contratadas com o Comprador, o Vendedor precisa realizar a venda a descoberto de 41.272.135 (quarenta e um milhões, duzentos e setenta e dois mil, cento e trinta e cinco) ações ordinárias emitidas pela BRF (“Ações”), código de negociação “BRFS3” na B3 S.A. – Brasil, Bolsa, Balcão (“B3”), que foram tomadas pelo Vendedor em empréstimo de terceiros por meio da plataforma de negociação mantida pela B3.

(iv)       o Vendedor necessita vender as Ações tomadas em empréstimo para completar a venda a descoberto para proteção dos riscos financeiros a serem assumidos com as Operações de Derivativos e que o Comprador deseja comprar ações da BRF com os recursos tomados no Contrato de Empréstimo, a Compradora pretende adquirir diretamente do Vendedor e o Vendedor pretende vender diretamente à Compradora a totalidade das Ações, por meio de uma venda privada, realizada fora do mercado organizado da B3 (pregão), de acordo com os termos e condições previstos no presente Contrato; têm entre si justo e acordado celebrar o presente Instrumento Particular de Contrato de Compra e Venda de Ações (“Contrato”), de acordo com os termos e condições a seguir, fazendo os “considerandos” acima sua parte integrante.

1.            COMPRA E VENDA DE AÇÕES E ONERAÇÃO

1.1. Compra e Venda das Ações. Sujeito aos termos e condições deste Contrato, mediante o pagamento do Preço de Aquisição, o Vendedor se compromete a vender e transferir à Compradora, em caráter irrevogável e irretratável e em até 1 (um) dia útil após o pagamento do Preço de Aquisição, a totalidade das Ações de titularidade da Vendedora, pelo preço estabelecido na Cláusula 2.1 (“Compra e Venda”).

1.2. Oneração. A Compradora obriga-se, desde já, a alienar fiduciariamente a totalidade das Ações objeto da Compra e Venda em benefício da Vendedora, nos termos do Instrumento Particular de Alienação Fiduciária de Ações, Ativos e Cessão Fiduciária de Direitos Creditórios celebrado entre as Partes na presente data (“Contrato de Alienação Fiduciária”).

2.            PREÇO E FORMA DE PAGAMENTO

2.1. Preço de Aquisição. Em contrapartida à aquisição das Ações, nos termos da Cláusula 1.1, acima, a Compradora obriga-se a pagar o preço certo e determinado por ação de R$ 23,16 (vinte e três reais e dezesseis centavos), totalizando o montante de R$ 955.862.646,60 (novecentos e cinquenta e cinco milhões, oitocentos e sessenta e dois mil, seiscentos e quarenta e seis reais e sessenta centavos) (“Preço de Aquisição”).

2.2. O Preço de Aquisição foi acordado entre as Partes no dia 20 de maio de 2021 com referência ao preço em que a ação da BRF estava sendo negociada na B3 no momento em que as Partes acordaram a venda privada por telefone, e-mail ou sistema eletrônico. A ligação gravada entre as Partes ou a comunicação por e-mail ou sistema eletrônico, servirá como prova do acordo das Partes e poderá ser apresentada em juízo.

2.3. Forma de Pagamento do Preço de Aquisição. O Preço de Aquisição será pago pela Compradora ao Vendedor, em moeda corrente nacional, em uma única parcela, mediante Transferência Eletrônica Disponível (“TED”), simples transferência ou depósito para conta bancária a ser oportunamente indicada pelo Vendedor.

3.          EFETIVAÇÃO DA TRANSFERÊNCIA

3.1. Transferência das Ações. As Ações serão transferidas pelo Vendedor para a conta do Comprador, em até 1 (um) dia útil após o pagamento do Preço de Aquisição, identificada sob o nº 109137-6, mantida junto ao participante 16 junto à B3.

4.          DECLARAÇÕES E GARANTIAS DA COMPRADORA

4.1. Autorização. A Compradora detém poder, competência, capacidade e autoridade plena para celebrar este Contrato, cumprir as obrigações ora assumidas e consumar as operações nele contempladas. A assinatura e a formalização deste Contrato pela Compradora, e o cumprimento das suas obrigações dele decorrentes foram devidamente autorizadas quando necessário. Nenhuma outra medida ou ato é necessário para autorizar a assinatura, a formalização e o cumprimento do Contrato pela Compradora.

4.2.       Efeito Vinculativo. Este Contrato constitui obrigação legal, válida e vinculativa da Compradora, executável de acordo com seus termos.

4.3. Inexistência de Violação e Consentimentos. A Compradora declara e garante que a assinatura e formalização deste Contrato, bem como o cumprimento pela Compradora de toda e qualquer de suas obrigações e a implementação das operações estabelecidas nos termos deste Contrato não:

4.3.1. violam, infringem ou de outra forma constituem ou dão origem (i) ao vencimento antecipado de qualquer obrigação, ou (ii) ao inadimplemento e/ou multa, no âmbito de qualquer contrato, compromisso e/ou outra obrigação e/ou instrumento do qual a Compradora seja parte e/ou pelo qual esteja obrigada;

4.3.2. violam ou conflitam com qualquer estatuto, portaria, lei, regra, regulamento, licença ou permissão, sentença ou ordem de qualquer juízo ou outra autoridade governamental ou reguladora à qual a Compradora ou seus bens estejam sujeitos; ou

4.3.3. dependem de qualquer consentimento, aprovação ou autorização de, notificação a, ou arquivamento ou registro junto a qualquer pessoa, entidade, juízo ou autoridade governamental ou reguladora.

4.4.       Disputas Pendentes. Não existe qualquer disputa, pendente ou que, no conhecimento da Compradora, seja iminente contra a Compradora perante qualquer autoridade governamental, que, se decidida negativamente, poderia interferir na capacidade da Compradora de cumprir com as suas obrigações decorrentes deste Contrato.

5.            DECLARAÇÕES E GARANTIAS DO VENDEDOR

5.1. Autorização. O Vendedor detém poder, competência, capacidade e autoridade plena para celebrar este Contrato, cumprir as obrigações ora assumidas e consumar as operações nele contempladas. A assinatura e a formalização deste Contrato pelo Vendedor e o cumprimento de suas obrigações dele decorrentes foram devidamente autorizadas quando necessário. Nenhuma outra medida ou ato é necessário para autorizar a assinatura, a formalização e o cumprimento do Contrato pelo Vendedor.

5.2. Efeito Vinculativo. Este Contrato constitui obrigação legal, válida e vinculativa do Vendedor, executável de acordo com seus termos.

0.           DISPOSIÇÕES GERAIS

6.1. Tutela Específica. Sem prejuízo de qualquer outro direito ou benefício que lhe seja atribuído nos termos deste Contrato, qualquer das partes poderá requerer tutela específica para exigir da outra o cumprimento de qualquer obrigação prevista neste Contrato, nos termos do disposto na legislação aplicável.

6.2. Sobrevivência de Obrigações. As obrigações que, em virtude de sua natureza, devam permanecer válidas após o término deste Contrato, sobreviverão ao seu término. As declarações feitas e as garantias prestadas pelas partes sob este Contrato igualmente sobreviverão, vigorando até o fim do prazo aplicável à responsabilidade de indenização assumida pelas partes, respeitados os específicos prazos previstos neste Contrato.

6.3. Notificações. Qualquer aviso, instrução, notificação, solicitação, exigência ou comunicação a ser enviada ou entregue de acordo com o presente Contrato deverá ser feita seguindo os procedimentos estabelecidos no Contrato de Alienação Fiduciária.

6.4. Acordo Integral. Este Contrato contém o acordo e entendimento integral das partes a respeito das transações aqui contempladas, inexistindo ou estando superado ou cancelado qualquer outro entendimento ou acordo anterior a este respeito, seja verbal, escrito ou qualquer outro.

6.5. Alteração do Contrato. Toda e qualquer alteração das disposições do Contrato somente será válida e exequível, e somente produzirá efeitos, se formalizada mediante instrumento escrito assinado pelos representantes legais de todas as Partes.

6.6. Renúncia. Nenhuma renúncia por qualquer das Partes a qualquer termo ou disposição deste Contrato ou a qualquer inadimplemento sob este instrumento afetará os direitos de tal Parte, que poderá, a partir de então ou a qualquer tempo, executar tal termo ou disposição ou exercer qualquer direito ou remédio jurídico em relação a inadimplementos pretéritos ou qualquer outro, quer similar ou não. Qualquer renúncia será interpretada restritivamente em relação à Parte renunciante.

6.7. Independência das Cláusulas. Se qualquer disposição deste Contrato for considerada nula, anulável, inválida ou inoperante, nenhuma outra disposição deste Contrato será afetada como consequência disso e, portanto, as disposições restantes permanecerão em pleno vigor e efeito como se tal disposição nula, anulável, inválida ou inoperante não estivesse contida neste instrumento. Nesse caso, as Partes obrigam-se a negociar de boa fé e aditar o Contrato para substituir a disposição ou disposições nulas, anuláveis, inválidas ou inoperantes, por disposição ou disposições válidas que produzam, dentro do possível e do razoável, as mesmas finalidades e os mesmos efeitos tencionados pelas partes neste Contrato, em particular no que se refere aos resultados econômicos.

6.8. Efeito Vinculativo e Cessão do Contrato. Este Contrato obrigará e vigorará em benefício das Partes e de seus respectivos sucessores a qualquer título. O Contrato será cumprido por todas as Partes e produzirá efeitos em relação a elas, seus respectivos administradores, sucessores e cessionários, sendo certo, porém, que nenhuma das Partes poderá ceder o presente, ou quaisquer dos direitos ou obrigações dele decorrentes, sem o prévio consentimento, por escrito, das outras Partes.

6.9. Cláusula Compromissória. As Partes concordam em submeter definitivamente à arbitragem todos os litígios e disputas oriundos ou relacionados a este Contrato, na forma estabelecida abaixo.

6.9.1. Arbitragem. Qualquer disputa ou controvérsia oriunda do Contrato, ou com este relacionada, incluindo, mas não se limitando a qualquer questão relativa à sua existência, validade, cumprimento e rescisão (“Disputa”), deverá ser final e definitivamente decidida por meio de arbitragem, nos termos da Lei nº 9.307/96, a ser instituída e processada de acordo com o regulamento (“Regulamento de Arbitragem”) do Centro de Arbitragem e Mediação da Câmara de Comércio Brasil-Canadá (“Centro de Arbitragem”), vigente à época da instauração da arbitragem, exceto se modificado nesta cláusula ou se diferentemente acordado por escrito pelas Partes. A arbitragem deverá ser necessariamente administrada pelo Centro de Arbitragem e Mediação da Câmara de Comércio Brasil-Canadá. No caso de impossibilidade do Centro de Arbitragem e Mediação da Câmara de Comércio Brasil-Canadá administrar a Disputa, as Partes concordam que o Centro de Arbitragem será a Câmara de Conciliação, Mediação e Arbitragem – CIESP/FIESP, que administrará a arbitragem com base em seu regulamento. As Partes expressamente concordam que a presente cláusula compromissória é obrigatória e vinculante e que sua validade ou eficácia não dependem de nenhuma outra condição ou formalidade.

6.9.2. Pagamento de Valor Incontroverso. Na hipótese de a Disputa envolver discussão sobre valores devidos (inclusive quanto à sua forma de cálculo, fonte de referência e critérios utilizados), as Partes se comprometem a apurar e quitar o valor incontroverso devido antes da instauração da arbitragem, segundo o seguinte procedimento:

(i)        a Parte disposta a iniciar procedimento arbitral envolvendo discussão sobre valores devidos (“Requerente”) notificará a outra Parte (“Requerida”) sobre a iminência da instauração da arbitragem, indicando o valor que considerar devido (corrigido e com todos os encargos devidos até a data da notificação), bem como as metodologias de cálculo e de apuração utilizadas;

(ii)       a Requerida terá 5 (cinco) dias úteis contados do recebimento de tal notificação para contra notificar a Requerente, informando o valor que considerar correto, bem como as metodologias de cálculo e de apuração utilizadas;

(iii)      o montante incontroverso entre os valores apurados pelas Partes (“Montante Incontroverso”) constituirá dívida líquida, certa e exigível, de modo que a Parte devedora deverá depositar o total do Montante Incontroverso em favor da outra Parte, em até 2 (dois) dias úteis contados do recebimento, pela Requerente, da contra notificação mencionada no item (ii) acima;

(iv)      caso a Parte Requerida não apresente sua apuração do valor devido ou a Parte devedora não deposite o Montante Incontroverso apurado dentro dos prazos acima estabelecidos, será aplicável multa diária em favor da Requerente, equivalente a 1% (um por cento) do valor apurado pela Requerente; exigível a partir do término do referido prazo e até a apresentação da apuração ou a realização do depósito do Montante Incontroverso;

(v)       a multa diária estipulada no item (iv) acima, conforme aplicável, constituirá dívida líquida, certa e exigível, independentemente de eventual controvérsia sobre as quantias efetivamente devidas e da conclusão do procedimento arbitral, podendo ser executada separadamente da dívida original.

6.9.3. Fica, desde já, acordado entre as Partes que (a) o descumprimento de qualquer procedimento previsto nessa cláusula, incluindo o de apresentação de notificação acerca da apuração do valor devido ou o de depósito do Montante Incontroverso pela Parte devedora ou (b) a falta de identificação, por qualquer razão, do Montante Incontroverso, não prejudicará, de forma alguma, o direito da Parte interessada de instaurar a arbitragem uma vez transcorrido o prazo de 5 (cinco) dias úteis mencionado no item (ii) acima ou o prazo de 2 (dois) dias úteis mencionado no item (iii) acima, conforme o caso.

6.9.4. A instauração da arbitragem, nos termos desta Cláusula Compromissória, não prejudicará, nem suspenderá a normal execução das demais obrigações previstas no Contrato, salvo se de outra forma disposto no Contrato.

6.9.5. Tribunal Arbitral. O tribunal arbitral (“Tribunal Arbitral”) será constituído por três (3) árbitros, a serem nomeados de acordo com o Regulamento de Arbitragem.

6.9.6. Quando houver múltiplas partes, como requerentes ou como requeridas, as múltiplas requerentes ou as múltiplas requeridas devem designar conjuntamente um árbitro. Em caso de ausência de consenso para a designação conjunta, no prazo estabelecido no Regulamento de Arbitragem, o Centro de Arbitragem deverá fazer a nomeação do(s) árbitro(s) faltantes.

6.9.7. O Tribunal Arbitral deverá ser constituído preferencialmente por árbitros com notório conhecimento do mercado de derivativos doméstico e internacional, bem como de seus instrumentos, incluindo com relação a cálculos e precificação de contratos de derivativos, além de experiência de no mínimo 5 (cinco) anos em uma das seguintes atividades/funções: (i) mercado financeiro ou de capitais; (ii) tesouraria de empresa multinacional; ou (iii) administração de recursos de terceiros.

6.9.8. A sentença arbitral deverá estabelecer a quantia devida, a Parte devedora e o prazo para o pagamento, além de atender aos requisitos do Regulamento de Arbitragem e da Lei nº 9.307, de 23 de setembro de 1996, principalmente aqueles contidos em seu artigo 26.

6.9.9. No caso de conflito entre o Regulamento de Arbitragem e a cláusula compromissória, deverá prevalecer o disposto nesta cláusula compromissória.

6.9.10. Caso a Parte devedora não cumpra espontaneamente a sentença arbitral, será aplicável multa diária equivalente a 1% (um por cento) da quantia devida, conforme determinada na sentença arbitral, limitada ao valor total da quantia devida, a qual constituirá dívida líquida, certa e exigível.

6.9.11. Todos os custos decorrentes direta ou indiretamente da Disputa, incluindo, mas não se limitando, aos custos decorrentes de diligências, perícias, procedimentos e contratação de árbitros, caberão à parte vencida.

6.9.12. Sede. A arbitragem terá sede na Cidade de São Paulo, Estado de São Paulo, local onde serão realizados todos os atos da arbitragem e será proferida a sentença arbitral.

6.9.13. Idioma e Lei Aplicável. O idioma da arbitragem será a Língua Portuguesa. A Lei da República Federativa do Brasil deverá ser aplicada ao mérito da arbitragem, sendo vedado ao Tribunal Arbitral o julgamento por equidade.

6.9.14. Jurisdição Estatal Excepcional. Sem prejuízo da validade desta cláusula compromissória, as Partes elegem, com a exclusão de quaisquer outros, o foro da Comarca de São Paulo, Estado de São Paulo, se e quando necessário, para fins exclusivos de: (i) eventual citação da outra parte para fins do artigo 7° da lei n° 9.307/96; (ii) eventual propositura da ação prevista no artigo 33 da Lei n° 9.307/96; (iii) obtenção de medidas coercitivas ou procedimentos acautelatórios como garantia à eficácia do procedimento arbitral e à execução de sua sentença; (iv) execução de obrigações que comportem, desde logo, execução judicial; e (v) obtenção de medidas de caráter mandamental e de execução específica, sendo certo que, atingida a providência mandamental ou de execução específica perseguida, restituir-se-á ao Tribunal Arbitral a ser constituído ou já constituído, conforme o caso, a plena e exclusiva competência para decidir acerca de toda e qualquer questão, seja de procedimento ou de mérito, que tenha dado ensejo ao pleito mandamental ou de execução específica, suspendendo-se o respectivo procedimento judicial até decisão do Tribunal Arbitral a respeito, seja parcial ou final. O ajuizamento de qualquer medida nos termos previstos nesta cláusula não importa em renúncia à presente cláusula compromissória ou à plena jurisdição do Tribunal Arbitral.

6.9.15. Renúncia. A Parte que prosseguir com a arbitragem sem fazer objeção ao descumprimento das disposições contidas no Regulamento de Arbitragem, das regras aplicáveis ao procedimento, das determinações do Tribunal Arbitral, ou de qualquer outra estipulação contida nesta cláusula compromissória quanto à constituição do Tribunal Arbitral ou à condução do procedimento, será considerada como tendo renunciado a essas objeções.

6.9.16. Consolidação. Antes da assinatura do termo de arbitragem, o Centro de Arbitragem poderá consolidar procedimentos arbitrais simultâneos nos termos do Regulamento de Arbitragem. Após a assinatura do termo de arbitragem, o Tribunal Arbitral poderá consolidar procedimentos arbitrais simultâneos fundados neste ou em qualquer outro instrumento firmado entre as Partes, desde que tais procedimentos digam respeito à mesma relação jurídica e/ou econômica. A competência para consolidação será do primeiro Tribunal Arbitral constituído, e sua decisão será vinculante a todas as Partes.

6.10. Número de Vias. Este Contrato é celebrado em 2 (duas) vias de igual forma e teor, pelas Partes, que se obrigam por si e seus sucessores, de forma irrevogável e irretratável. E assim, por estarem justas e contratadas, as Partes assinam o presente Contrato, na data infra mencionada, juntamente com as duas testemunhas abaixo assinadas.

São Paulo, 20 de maio de 2021

[Restante da página deixado intencionalmente em branco]

[Página de assinaturas 1/2 do Contrato de Compra e Venda de Ações entre Banco J.P. Morgan S.A. e Marfrig Global Foods S.A.]

BANCO J.P. MORGAN S.A.

/s/ Daniel Barreto	/s/ Fabio Resegue
Nome: Daniel Barreto	Nome: Fabio Resegue
Cargo: Diretor	Cargo: Diretor

[Página de assinaturas 2/2 do Contrato de Compra e Venda de Ações entre Banco J.P. Morgan S.A. e Marfrig Global Foods S.A.]

Marfrig Global Foods S.A.

/s/ Tang David	/s/ Heraldo Geres
Nome: Tang David	Nome: Heraldo Geres
Cargo: CFO	Cargo: Diretor Jurídico

Testemunhas

1.	2.
Nome:	Nome:
RG:	RG: